Exhibit 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF
IOS CAPITAL, LLC PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of IOS Capital, LLC (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 (the “Report”) that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RUSSELL S. SLACK Russell S. Slack President and Principal Executive Officer Date: August 14, 2003	/s/ HARRY G. KOZEE Harry G. Kozee Vice President-Finance, Principal Financial Officer, and Principal Accounting Officer Date: August 14, 2003